As filed with the Securities and Exchange Commission on April 15, 2025.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MAMA’S CREATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	27-0607116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Mama’s Creations, Inc.

2021 Incentive Stock and Award Plan

(Full Title of the Plan)

Adam L. Michaels

Chief Executive Officer

Mama’s Creations, Inc.

25 Branca Rd.

East Rutherford, NJ 07073

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (201) 532-1212

Copies to:

Jonathan R. Zimmerman

Joshua L. Colburn

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

MAMA’S CREATIONS, INC.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of shares of Common Stock, par value $0.00001, of Mama’s Creations, Inc. (the “Company”) to be offered under the 2021 Incentive Stock and Award Plan, as Amended and Restated October 17, 2023 (the “2021 Plan”). The 2021 Plan provides, among other things, that as of January 1 of each calendar year, commencing with the year 2022, the maximum number of shares of Company Common Stock which may be delivered under the 2021 Plan shall automatically increase by a number sufficient to cause the number of shares of Common Stock covered by the 2021 Plan to equal 15% of the total number of shares of Common Stock then outstanding, assuming for this purpose the conversion into Common Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Common Stock. The Company has earlier filed registration statements on Form S-8 (File No. 333-270476 ) relating to the 2021 Plan (the “Initial Registration Statement”).

Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference except to the extent that such information is superseded by the items appearing below.

The Company has filed this registration statement on Form S-8 to register 2,006,368 additional shares of Common Stock, not previously registered under the 2021 Plan, that became available for issuance pursuant to the “evergreen” provision contained in the 2021 Plan through January 1, 2025.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation of MamaMancini’s Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on May 24, 2011)
4.2	Certificate of Amendment to Certificate of Incorporation of MamaMancini’s Holdings, Inc. (incorporated by reference from Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on March 8, 2013)
4.3	Certificate of Amendment to Articles of Incorporation of Mama’s Creations, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 1, 2023)
4.4	Second Amended and Restated Series A Convertible Preferred Stock Certificate of Designation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 10, 2015)
4.5	Series B Preferred Stock Certificate of Designation (incorporated by reference from Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on June 2, 2023)
4.6	Second Amended and Restated Bylaws of Mama’s Creations, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 1, 2023)
5.1+	Opinion of Hutchison & Steffen, PLLC
23.1+	Consent of Independent Registered Public Accounting Firm (UHY LLP)
23.2+	Consent of Independent Registered Public Accounting Firm (Rosenberg Rich Baker Berman, P.A.)
23.2+	Consent of Hutchison & Steffen, PLLC (included in Exhibit 5.1)
24	Powers of Attorney (included with signatures).
99.1	2021 Incentive Stock and Award Plan, as Amended and Restated October 17, 2023 (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 20, 2023).
107+	Filing Fee Table

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of East Rutherford, State of New Jersey, on April 15, 2025.

MAMA’S CREATIONS, INC.

By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Adam L. Michaels and Anthony Gruber, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on April 15, 2025:

Signature	Title	Date

/s/ Adam L. Michaels	Chief Executive Officer, Chairman of the Board of Directors	April 15, 2025
Adam L. Michaels	(principal executive officer)

/s/ Anthony Gruber	Chief Financial Officer	April 15, 2025
Anthony Gruber	(principal financial and accounting officer)

/s/ Lynn Blake	Director	April 15, 2025
Lynn Blake

/s/ Steven Burns	Director	April 15, 2025
Steven Burns

/s/ Alfred D’Agostino	Director	April 15, 2025
Alfred D’Agostino

/s/ Meghan Henson	Director	April 15, 2025
Meghan Henson

	Director	April 15, 2025
Dean Janeway

/s/ Shirley Romig	Director	April 15, 2025
Shirley Romig

/s/ Tom Toto	Director	April 15, 2025
Tom Toto